UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2020

Acacia Diversified Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	1-14088	75-2095676
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

704 Forest Glen Road, Silver Spring, MD 20901

(Address of Principal Executive Offices)

(301) 992-2177

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ACCA	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

Statements in this Current Report on Form 8-K may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report.

Section 5 – Corporate Governance and Management

Item 5.02 Appointment of Officers and Directors

On August 6, 2020, we appointed Timothy L Matthews, Jr., age 47, to our Board of Directors and further appointed him as President of the Company. From December 2019 through the present, Mr. Matthews has held the position of president with an entity known as Quicanna, located in Huntersville, North Carolina. From September 2008 through the present, Mr. Matthews also has been employed as president of Zoom Marketing Partners, located in Cornelius, North Carolina. In these positions, Mr. Matthews has engaged in the following conduct in the performance of his work duties:

Marketing and Consumer Research

●	Directed marketing strategy, tactics and execution including regulated and unregulated product management
●

Identified, developed, evaluated marketing initiatives, strategies and programs through consumer research, competitive/trends analysis, creation of internal metrics and management reporting for multiple clients including QSRs

●	Led 5000 person staff in the on-site creation, training and implementation of one of the nation’s largest tobacco promotion
●	Worked with Brand Group to develop marketing programs/tactics/research plan
●	Focus Group facilitation/Ethnography/IDI’s
●	Online/Telephone Survey development and deployment
●	Developed 10 year Roadmap with Client Brand Team
●	Designed VIP Program/loyalty card for Brand Team
●	Functioned as the liaison between clients, creative and execution agencies, on all logistics of all Client Event Programs
●	Developed program execution plan with Event Agency
●	Managed third party execution team and suppliers

Aided in the development of all event related training material

●	Managed product, inventory levels, and field assets
●	Presented program results to upper brand management and other client stakeholders

Budgeting and Financial Management

●	Administered annual budget of $50MM
●	Developed and managed annual budget in Excel spreadsheet
●	Submitted quarterly financial status statements
●	Budget development and management across all operational units

Program Administration and Training

●	Developed and created strategies and policies aligned with goals set forth by client CSuite
●	Business and Strategic Roadmap Development
●	Created 5 yr. Operating Plans for Fortune 100 Companies
●	Developed qualitative and quantitative metrics to measure clients Programs success
●	Provided mentoring and guidance to subordinates and other employees
●	Collaborated with companies throughout the country to develop and implement successful marketing programs
●	Provided direction and structure to all operating units
●	Set up a special in-house database tracking system to measure success of programs
●	Created and maintained a database of lead generations, prospects and clients
●	Developed marketing plans: set goals; targeted special problems requiring attention; set up schedule of appointments.

We believe that Mr. Matthews’ extensive business experience with the items described above make him an excellent candidate to be a member of our Board of Directors and to also serve as our President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acacia Diversified Holdings, Inc.

Date: August 6, 2020	/s/ Jeffery D. Bearden
Jeffery D. Bearden, Chief Executive Officer